Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 (Amendment #1) of our report dated March 30, 2015 with respect to the audited financial statements of Help Worldwide, Inc. for the period from October 3, 2014 (inception) through December 31, 2014.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 5, 2015